SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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SPECTRX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPECTRX, INC.

__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2006

__________________

TO THE STOCKHOLDERS:

Notice is hereby given that the 2006 annual meeting of stockholders of SpectRx, Inc., a Delaware corporation, will be held on Thursday, May 25, 2006 at 10:00 a.m., local time, at the office of SpectRx, Inc., located at 4955 Avalon Ridge Parkway, Suite 300, Norcross, Georgia 30071 for the following purposes:

  To elect directors of SpectRx.

  To approve and adopt amendments to SpectRx's 1995 Stock Plan, as amended, increasing the number of shares available for grant by 599,000 and providing that no optionee shall be granted, in any fiscal year, options to purchase more than 600,000 shares.

  To ratify the appointment of Eisner LLP as SpectRx's independent registered public accounting firm for the 2006 fiscal year.

  To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

These matters are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on March 31, 2006 are entitled to notice of and to vote at the annual meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

By Order of The Board of Directors

By Order of The Board of Directors

//Mark A. Samuels
Mark A. Samuels
Chairman, Chief Executive Officer and Director

Norcross, Georgia
May 4, 2006.

SPECTRX, INC.

_____________

PROXY STATEMENT
2006 ANNUAL MEETING OF STOCKHOLDERS

_____________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited by the board of directors on behalf of SpectRx, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held Thursday, May 25, 2006 at 10:00 a.m., local time, or at any adjournment of the annual meeting, for the purposes listed in this proxy statement and in the accompanying notice of annual meeting of stockholders. The annual meeting will be held at the office of SpectRx, Inc., located at 4955 Avalon Ridge Parkway, Suite 300, Norcross, Georgia 30071, and our telephone number at our office is (770) 242-8723.

This proxy statement and the accompanying form of proxy are first being sent or given to stockholders on or about May 4, 2006.

Record Date and Voting Securities

Stockholders of record of our common stock, par value $.001 per share, at the close of business on March 31, 2006, which is referred to as the record date, are entitled to notice of and to vote at the annual meeting. Each stockholder is entitled to one vote for each share held as of the record date. As of the record date, 11,738,269 shares of our common stock were issued and outstanding and held of record by 150 stockholders. Additionally, 506,098 shares of our common stock were issued and outstanding, but are not held by the stockholder.

Stockholders of record of our Series A convertible preferred stock, which we refer to as our Series A preferred stock, at the close of business on the record date are entitled to notice of and to vote at the annual meeting. Each stockholder is entitled to ten votes for each share held as of the record date. As of the record date, 488,669 shares of our Series A preferred stock were issued and outstanding and held of record by 28 stockholders. The holders of our common stock and Series A preferred stock will vote together on each of the matters listed in this proxy statement.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our corporate secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person.

Solicitation

We will pay the cost of soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to those beneficial owners. Proxies may also be solicited by some of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions and Broker Non-Votes

Votes cast by proxy or in person at the annual meeting will be tabulated by the inspector of elections, with the assistance of our transfer agent. The inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of shares that are entitled to vote and present or represented by proxy at the meeting. For this annual meeting, once a quorum is present, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting is required under Delaware law for approval of proposals presented to stockholders, except that the directors will be elected by a plurality of votes.

The inspector will treat shares that are voted "WITHHELD" or "ABSTAIN," or proxies required to be treated as "non-votes," as being present and entitled to vote for purposes of determining the presence of a quorum. A "non-vote" occurs if a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to some shares to vote on a particular matter. "Non-votes" will be considered as present for purposes of determining the number of votes required for a proposal to be approved. Shares voted "WITHHELD" or "ABSTAIN" or "non-votes," however, will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote and, therefore, will have the same effect as a vote against the proposal.

Proxies that are properly executed and returned will be voted at the annual meeting in accordance with the instructions on the proxy. Any properly executed proxy on which there are no instructions indicated about a specified proposal will be voted as follows:

FOR the election of the five persons named in this proxy statement as the board of directors' nominees for election to the board of directors;

FOR the amendments to SpectRx's 1995 Stock Plan, as amended, increasing the number of shares available for grant by 599,000 and providing that no optionee shall be granted, in any fiscal year, options to purchase more than 600,000 shares; and

FOR the ratification of Eisner LLP as SpectRx's independent registered public accounting firm for the 2006 fiscal year.

No business other than that listed in this proxy statement is expected to come before the annual meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the proxy will vote the shares they represent at their discretion.

Deadline for Receipt of Stockholder Proposals To Be Presented At 2007 Annual Meeting

We must receive proposals of our stockholders that are intended to be presented by stockholders at the 2007 annual meeting at our principal executive offices, no later than December 26, 2006 in order to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. Moreover, with regard to any proposal by a stockholder not seeking to have its proposal included in the proxy statement but seeking to have its proposal considered at the 2007 annual meeting, if that stockholder fails to notify us in the manner just described by March 11, 2007, then the persons who are appointed as proxies may exercise their discretionary voting authority with respect to the proposal, if the proposal is considered at the 2007 annual meeting, even if stockholders have not been advised of the proposal in the proxy statement for the annual meeting. Any proposals submitted by stockholders must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

Independent Registered Public Accounting Firm

Eisner LLP is our current independent registered public accounting firm. Representatives of Eisner LLP are expected to attend the annual meeting of stockholders, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Audit Fees

We paid Eisner LLP $68,450 and $93,497 during the fiscal years ended December 31, 2004 and 2005, respectively, for professional services, which include fees associated with the annual audit of financial statements, review of our quarterly reports on Form 10-Q and Form 10-QSB and consents used in connection with our S-1 and S-2 filings.

Ernst & Young LLP billed us $8,000 and $7,500 during the fiscal years ended December 31, 2004 and 2005, respectively, for professional services, which include fees associated with the consents used in connection with our various registration statement filings.

Audit Related Fees

There were no audit-related service fees rendered by Eisner LLP or Ernst & Young LLP for 2004 or 2005.

Tax Fees

Eisner LLP was not engaged for and did not bill us for any tax services in 2004 and 2005.

All Other Fees

There were no other fees for services rendered by Eisner LLP during the fiscal years ended December 31, 2004 and 2005.

Audit Committee Pre-Approval Policy and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of these forms received by us, we believe that, with respect to fiscal year 2005, our officers, directors and 10% stockholders were in compliance with all applicable filing requirements.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table lists information regarding the beneficial ownership of our common stock as of March 31, 2006 by (i) each person who is known to us to beneficially own more than 5% of the outstanding shares of our common stock, (ii) each director, (iii) each current officer named in the summary compensation table below, and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address of each officer and director is 4955 Avalon Ridge Parkway, Suite 300, Norcross, Georgia 30071.

Name and Address of Beneficial Owner	Amount of Nature of Beneficial Ownership (1)	Percent of Class (2)
Dr. John Imhoff (3)
Cottage 441, 55 Rutledge Land
Sea Island, GA 31561	3,381,383	26.8%
Susan Imhoff (4)
Cottage 441, 55 Rutledge Land
Sea Island, GA 31561	1,947,833	16.5%
David Musket (5)
125 Cambridge Park Drive
Cambridge, MA 02140	1,470,410	11.5%
Abbott Laboratories (6)
100 Abbott Park Road
Abbott Park, IL 60064	1,271,447	10.8%
Barry Kurokawa (7)
125 Cambridge Park Drive
Cambridge, MA 02140	1,272,188	10.1%
ProMed Management Entities (8)
125 Cambridge Park Drive
Cambridge, MA 02140	1,272,188	10.1%
Easton Hunt Capital Partners, L.P. (9)
SBS Tower, Suite 750, 2601 So. Bay Shore Dr.
Miami, FL 31333	1,249,995	9.6%
Dolphin Offshore Partners, LP (10)
129 E. 17th Street, 2nd Floor
New York, NY 10577	1,000,005	7.9%
Mark A. Samuels (11)	839,035	6.8%
Dolores Maloof (12)
2669 Mercedes Drive
Atlanta, GA 30345	612,031	5.1%
William D. Arthur, III (13)	209,755	1.8%
Mark Faupel (14).	156,985	1.3%
Richard Fowler (15)	134,280	1.1%
Walter Pavlicek (16)	78,841	*
William E. Zachary, Jr. (17)	60,963	*
Christopher F. Monahan (18)	47,000	*
All directors and executive officers as a group (9 persons) (19)	1,554,646	40.7%

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(*) Less than 1%

(1) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(2) Percentage ownership is based on 11,738,269 shares of common stock outstanding as of March 31, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors that include voting and investment power with respect to shares. Shares of common stock subject to currently exercisable options, warrants or convertible preferred stock, or any such securities exercisable within 60 days after March 31, 2006, are deemed outstanding for purposes of computing the percentage ownership of the person holding those options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3) Consists of 623,550 common shares, preferred shares convertible into 333,330 common shares and warrants to purchase 551,665 common shares held by Dr. John Imhoff and 1,872,838 shares held jointly along with spouse, Susan Imhoff.

(4) Consists of preferred shares convertible into 33,333 common shares and warrants to purchase 41,665 common shares held by Susan Imhoff and 1,872,838 shares held jointly along with spouse, John Imhoff.

(5) Consists of 48,222 common shares, preferred shares convertible into 100,000 common shares and warrants to purchase 50,000 common shares held by Mr. Musket and the securities held by the ProMed Management entities. (See Note 8.)

(6) Consists of 1,271,447 common shares held by Abbott Laboratories. On December 31, 2004, 645,105 shares of the preferred stock held by Abbott automatically converted into common shares.

(7) Consists of the securities held by the ProMed Management entities. (See Note 8.)

(8) Consists of 359,392 common shares, preferred shares convertible into 422,740 common shares and warrants to purchase 211,370 common shares held by ProMed Partners, LP; 5,316 common shares, preferred shares convertible into 75,940 common shares and warrants to purchase 37,970 common shares held by ProMed Partners, II, LP, and; 57,460 common shares, preferred shares convertible into 68,000 common shares and warrants to purchase 34,000 common shares held by ProMed Offshore Fund, Ltd., each of which reports sole voting and dispositive power with respect to all of its shares. ProMed Asset Management LLC, ProMed Management, Inc. and David Musket have sole or shared voting and investment power with respect to these shares.

(9) Consists of preferred shares convertible into 833,330 common shares and warrants to purchase 416,665 common shares held by Easton Hunt Capital Partners, L.P. According to the Schedule 13G dated April 7, 2004, each of Easton Hunt Capital Partners, L.P., EHC GP, LP and EHC, Inc. has sole voting and dispositive power with respect to such shares.

(10) Consists of preferred shares convertible into 666,670 common shares and warrants to purchase 333,335 common shares held by Dolphin Offshore Partners, LP.

(11) Consists of 325,498 common shares, preferred shares convertible into 66,670 common shares, and warrants to purchase 110,335 common shares held by Mr. Samuels; and 336,532 common shares subject to stock options that are exercisable within 60 days of March 31, 2006.

(12) Consists of 22,500 common shares, preferred shares convertible into 166,670 common shares, and warrants to purchase 187,335 common shares held by Mrs. Maloof; and 235,526 common shares held by Mrs. Maloof's spouse, for which she claims no beneficial interest.

(13) Consists of 209,755 shares held by Mr. Arthur subject to stock options that are exercisable within 60 days of March 31, 2006.

(14) Consists of 156,985 shares held by Dr. Faupel subject to stock options that are exercisable within 60 days of March 31, 2006.

(15) Consists of 9,476 shares held by Mr. Fowler and 124,804 shares subject to stock options that are exercisable within 60 days of March 31, 2006.

(16) Consists of 9,488 shares held by Dr. Pavlicek and 69,353 shares subject to stock options that are exercisable within 60 days of March 31, 2006.

(17) Consists of 13,963 shares held by Mr. Zachary and 47,000 shares subject to stock options that are exercisable within 60 days of March 31, 2006.

(18) Consists of 47,000 shares held by Mr. Monahan subject to stock options that are exercisable within 60 days of March 31, 2006.

(19) Consists of 2,862,017 common shares, preferred shares convertible into 400,000 common shares and warrants to purchase 662,000 common shares held by the directors and executive officers; and 1,012,012 shares subject to stock options that are exercisable within 60 days of March 31, 2006.

CERTAIN TRANSACTIONS

SpectRx issued $1,000,000 of notes on July 30, 2003 to various investors including $500,000 from Dr. John Imhoff, $100,000 from Mark Samuels and $200,000 from Dolores Maloof. The terms of the loans included a balloon payment six months from the date of issuance, interest at 12% per annum, paid monthly and monthly issuance of warrants. SpectRx issued a total of 135,000 warrants to Dr. Imhoff, 27,000 warrants to Mark Samuels and 54,000 warrants to Dolores Maloof. This note was paid off on February 6, 2004.

On February 6, 2004, SpectRx issued $1,000,000 of notes to various investors, including a $550,000 note to Dr. Imhoff and his wife, Susan Imhoff, a $100,000 note to Mark Samuels and a $250,000 note to Dolores Maloof. SpectRx issued a total of 275,000 warrants to purchase its common stock to Dr. Imhoff and his wife, 50,000 warrants to Mark Samuels and 125,000 warrants to Dolores Maloof under this note. In addition to these warrants, SpectRx entered into an agreement with the same group of investors to cause Guided Therapeutics ("GT"), a wholly owned subsidiary of SpectRx, to issue warrants exercisable for an aggregate of 5% of GT common stock subsequent to an initial financing (if any), of which Dr. Imhoff and his wife would be entitled to about 2.5%, Mark Samuels will be entitled to about 0.5% and Dolores Maloof will be entitled to about 1.25%. This note was converted into SpectRx's Series A convertible preferred stock on March 26, 2004.

On August 8, 2005, warrants issued to Dr. Imhoff and his wife and Dolores Maloof from August 2003 to February 2004, were amended and restated as of August 8, 2005. For Dr. Imhoff, warrants totaling 135,000 and for Dolores Maloof, warrants totaling 54,000 shares originally issued with an exercise price of $2.25 per share were amended and restated with a $1.50 exercise price and a warrant for 250,000 shares for Dr. Imhoff and 125,000 for Dolores Maloof originally issued with an exercise price of $2.00 per share was amended and restated with a $1.50 exercise price. For Susan Imhoff, a warrant for 25,000 shares originally issued with an exercise price of $2.00 per share was amended and restated with a $1.50 exercise price. In addition to these amended and restated warrants, SpectRx entered into an agreement with Dolores Maloof to cause SpectRx to issue warrants exercisable for an aggregate of 3.75% of GT common stock under certain conditions.

From September 6, 2005 through October 26, 2005 SpectRx entered into security agreements with certain of its officers to loan a total of $270,000 including $110,000 from Mark Samuels and $80,000 from William Arthur at 15% per annum. The notes were paid off on October 31, 2005.

On February 2, 2006, GT obtained a $1.5 million loan, made by about a dozen individuals and entities including $375,000 by Dr. Imhoff.  To evidence such borrowing, GT executed promissory notes in favor of each of the investors. The interest rate on the notes is 10% per annum and the notes will mature on August 2, 2006, or the sooner occurrence of a GT financing.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

A board of five directors will be elected at the annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below, four of whom are presently our directors. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who is designated by the present board of directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting or until that person's successor has been elected.

The nominees for director are as follows:

Name	Age	Position with SpectRx	Director Since

Mark A. Samuels...	48	Chairman, Chief Executive Officer, Chief Financial Officer & Director	1992
William E. Zachary, Jr	63	Director	1999
Christopher F. Monahan	67	Director	2000
William D. Arthur, III	54	President, Chief Operating Officer & Secretary	2005
John E. Imhoff	57	Director	2006

Mark A. Samuels has served as a member of our board of directors and as our chief executive officer since co-founding SpectRx in 1992, and has served as our Chief Financial Officer since November 2004. Prior to co-founding SpectRx, Mr. Samuels was a founder of Laser Atlanta Optics, Inc., an optical sensor company, where he held the position of president and chief executive officer until 1992. Prior to Laser Atlanta, Mr. Samuels pioneered the use of erbium lasers for dentistry and led a large team of engineers developing laser sensor systems for military applications. Mr. Samuels is named as an inventor on 23 U.S. patents and patent applications. Mr. Samuels earned a B.S. in Physics and a M.S. in Electrical Engineering from the Georgia Institute of Technology.

William E. Zachary, Jr. has served as a member of our board of directors since April 1999. Since 1971, Mr. Zachary has been a member with the law firm of Zachary & Segraves, P.A. of Decatur, Georgia, of which he is a founding member. He served on the Investigative Panel of the State Bar of Georgia Disciplinary Board from 1997 to 2000. Mr. Zachary was a founder and was chairman of the board of directors of Bank Atlanta from 1986 to 2000, at which time Bank Atlanta merged with Branch Bank & Trust Company. Mr. Zachary is a qualified arbitrator for the New York and American Stock Exchanges and the National Association of Securities Dealers, Inc.

Christopher F. Monahan has served as a member of our board of directors since October 2000. Mr. Monahan has been a private investor since 1998, following a 38-year career in the medical industry. Most recently, Mr. Monahan served as the divisional vice president and general manager in the Diagnostics Division of Abbott Laboratories, from 1992 to 1998. From 1988 to 1992 he served as president of Unipath, a division of the Unilever Co., and was responsible for its worldwide hematology business and marketing of the U.S. Clearview Rapid Assay line. From 1981 to 1988, Mr. Monahan was president and chief executive officer of Sequoia Turner Corp. Mr. Monahan earned a B.A. from the University of Notre Dame.

William "Bill" D. Arthur has served as our president and chief operating officer since November 2003 and a Director since 2005. Mr. Arthur was previously vice president of sales for MiniMed, the world's leading provider of insulin pumps and supplies, which was sold to Medtronic in 2001 for $3.4 billion. In 1993, Mr. Arthur joined MiniMed, where he built the sales force and grew annual revenue from $6 million to more than $294 million. While at MiniMed, he was successful in integrating insulin pumps into the mainstream of diabetes care by securing Medicare and insurance coverage. Prior to MiniMed, he was founder and CEO of MedFusion, a maker of infusion pumps and disposables for drug delivery, which he grew to approximately $25 million in sales. Mr. Arthur also served in marketing capacities at Pacesetter Systems, Inc., the predecessor to MiniMed, Auto-Syringe, Inc. and Becton-Dickinson & Company. He has a B.S. in microbiology from The Pennsylvania State University and completed postgraduate work at Farleigh Dickinson University.

John E. Imhoff, M.D. has served as a member of the board of directors since April 2006. Dr. Imhoff is an ophthalmic surgeon who specializes in cataract and refractive surgery. He presently serves as a member of the Hawaiian Eye Foundation's Scientific Advisory Board. He is also a shareholder in SpectRx and invests in many other private and public companies. He has a B.S. in Industrial Engineering from Oklahoma State University, an M.D. from the University of Oklahoma and completed his ophthalmic residency at the Dean A. McGee Eye Institute. He has worked as an ophthalmic surgeon and owner of Imhoff Eye Center since 1983.

Vote Required

The five nominees receiving the highest number of affirmative votes of the votes cast will be elected as directors.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

Board Meetings and Committees

Our board of directors held five meetings during the fiscal year ended December 31, 2005. No director attended fewer than 75% of the meetings of the board of directors and the committees on which he served during the fiscal year ended December 31, 2005. We encourage our directors to attend the annual meeting of stockholders. In 2005, three of our directors attended our annual meeting. The board of directors has an audit committee and a compensation committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. The board of directors believes it is appropriate not to have a nominating committee because of the relatively small size of the board and the entire board functions in that capacity. Based on the definition of independence of the Nasdaq Stock Market, Messrs. Zachary and Monahan and Dr. Imhoff are independent directors. The board works with its members and management to identify new board members. The board of directors will consider nominees recommended by stockholders. Any recommendation should be addressed in writing to the Board of Directors, c/o Corporate Secretary, 4955 Avalon Ridge Parkway, Suite 300, Norcross, Georgia 30071.

The board of directors has established an audit committee, which selects and engages the independent registered public accounting firm to audit the company's annual financial statements and pre-approves all allowable audit services and any special assignments given to the accountants. The audit committee also determines the planned scope of the annual audit, any changes in accounting principles, the effectiveness and efficiency of the company's internal accounting staff and the independence of the company's external auditors. The audit committee currently consists of Messrs. Monahan (Chairman) and Zachary, each of whom is independent under Nasdaq listing standards. As of May 25, 2006, assuming their re-election and election at the annual meeting, Mr. Zachary will serve as Chairman and Dr. Imhoff, respectively, will serve as a committee member. The audit committee met five times during 2005. The board of directors has determined that each member of the audit committee is independent in accordance with Nasdaq Stock Market Standards for audit committee independence and applicable SEC regulations. None of the members of the audit committee has participated in the preparation of the financial statements of the company or any current subsidiary of the company at any time during the past three years. The board has also determined that Messrs. Monahan and Zachary and Dr. Imhoff meet the criteria specified under applicable SEC regulations for an "audit committee financial expert" and that all of the committee members are financially sophisticated.

The board of directors has also established a compensation committee, which sets the compensation for officers of the company, reviews management organization and development, reviews significant employee benefit programs and establishes and administers executive compensation programs. The compensation committee currently consists of Messrs. Zachary (Chairman) and Monahan and, after May 25, 2006, will consist of Dr. Imhoff (Chairman) and Mr. Zachary, assuming their re-election and election, respectively, at the annual meeting, each of whom is independent under Nasdaq listing standards. The compensation committee met twice during 2005.

Communication with Directors

Any stockholder is welcome to communicate with any director or the board of directors by writing to him or them, c/o Corporate Secretary, 4955 Avalon Ridge Parkway, Suite 300, Norcross, Georgia 30071.

Director Compensation

Non-employee directors receive payments of $3,000 per quarter, $1,000 per meeting attended in person or $500 if attended by telephone, and $500 per committee meeting attended, up to a maximum of $20,000 per year. In 2003, in lieu of cash payments for each quarter and meeting payments for the first and second quarters, the non-employee directors were granted stock options at the market price as of the date of the regularly scheduled second quarter board meeting. All cash payments and option grants were suspended from June 30, 2003 to June 30, 2005. All directors are reimbursed for expenses actually incurred in attending meetings of the board of directors and its committees. One director is currently deferring his portion of director compensation. Non-employee directors may be granted options to purchase common stock under our 1995 stock plan, as amended.

Compensation Committee Interlocks and Insider Participation

Christopher F. Monahan and William E. Zachary, Jr. currently comprise the compensation committee. Assuming their re-election and election at the annual meeting, Mr. Zachary and Dr. Imhoff, respectively, will serve on the compensation committee, commencing May 25, 2006. None of the foregoing directors has been an officer or employee of SpectRx or had a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table lists specified compensation we paid during each of the fiscal years ended December 31, 2003, 2004 and 2005 to the chief executive officer and our four other most highly compensated executive officers, collectively referred to as the named executive officers, in 2005:

Summary Compensation Table
		Annual Compensation		Long Term Compensation Securities Underlying Options/	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	SARs (#)	Compensation ($)

Mark A. Samuels	2005	158,919(1)	0	511,000	10,499(2)
Chairman, Chief Executive	2004	234,069(1)	0	6,000	11,940(2)
Officer & Chief Financial Officer	2003	230,562(1)	0	(50,000)	3,188(2)
William D. Arthur, III.	2005	80,448(1)	0	375,000	---
President, Chief Operating	2004	174,209(1)	0	81,000	---
Officer and Secretary	2003	13,648(1)(3)	0	105,000	---
Mark L. Faupel	2005	131,154(1)	0	100,000	---
Executive Vice President,	2004	128,516(1)	0	6,000	---
Chief Technical Officer	2003	143,342(1)	0	---	---
Walter Pavlicek	2005	108,646(1)	0	50,000	---
Vice President,	2004	134,991(1)	0	10,000	---
Operations	2003	129,455(1)	0	7,000	---
Richard L. Fowler	2005	101,242(1)	0	30,000	---
Senior Vice President	2004	96,551(1)	0	6,000	---
Engineering	2003	121,476(1)	0	5,000	---

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(1) The named executive officers have deferred salary included in the listed compensation totals. The following amounts of salary were deferred for the years indicated: Mr. Samuels -- 2003 -- $120,715, 2004 -- $34,615 and 2005 -- $67,735; Mr. Arthur -- 2003 -- $11,898, 2004 -- $25,962 and 2005 -- $99,552; Dr. Faupel -- 2003 -- $31,477, 2004 -- $8,654 and 2005 -- $28,846; Dr. Pavlicek -- 2003 -- $14,887, 2004 -- $10,159 and 2005 -- $31,236; and Mr. Fowler-- 2003 -- $13,208, 2004 -- $12,981 and 2005 -- $56,258. In 2004, the following portions of 2002 and 2003 deferred salaries were paid: Mr. Samuels - $130,023; Mr. Arthur - $11,898; Dr. Faupel - $40,157; Dr. Pavlicek - $21,992; and Mr. Fowler - $12,981.

(2) Consists of insurance premiums for a term life policy, the proceeds of which are payable to each named executive officer's named beneficiary and dues.

(3) Mr. Arthur joined the Company on November 5, 2003.

Option Grants in Last Fiscal Year

The following table lists specified information concerning stock options granted during the fiscal year ended December 31, 2005 to the named executive officers. Options are granted under our 1995 stock plan. Under the stock plan, the options were granted with an exercise price equal to the fair market value on the date of grant. In accordance with the rules of the Securities and Exchange Commission, the following table also lists the potential realizable value over the term of the options, which is the period from the grant date to the expiration date based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent our estimate of future stock prices. Actual realizable values, if any, of stock options will depend on the future performance of our common stock.

	Number of Securities Underlying Options/SARs	% of Total Options/SARs Granted to Employees in	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Granted (#)	Fiscal Year (1)	($/Sh) (2)	Date	5% ($)	10% ($)
Mark A. Samuels	176,000(4)	10.8%	0.26	10/31/2015	120,298	164,450
Mark A. Samuels	335,000(5)	20.6%	0.26	10/31/2015	228,977	313,015
William D. Arthur, III	225,000(4)	13.9%	0.26	10/31/2015	153,790	210,234
William D. Arthur, III	150,000(5)	9.2%	0.26	10/31/2015	102,527	140,156
Mark L. Faupel	85,000(4)	5,2%	0.26	10/31/2015	58,099	79,422
Mark L. Faupel	15,000(5)	0.9%	0.26	10/31/2015	10,253	14,016
Walter Pavlicek	50,000(4)	3.1%	0.24	10/4/2015	31,547	43,125
Richard L. Fowler	30,000(4)	1.8%	0.24	10/4/2015	18,928	25,875

_____________________

(1) Based on an aggregate of 1,624,000 options we granted in the fiscal year ended December 31, 2005.

(2) The exercise price per share of each option was equal to the last reported sale price of the common stock on the date of grant.

(3) The potential realizable value is calculated based on the ten-year term of the option at its time of grant. It is calculated assuming that the fair market value of our common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(4) Vesting: One third (1/3) of the shares (rounded to the nearest share) subject to the option shall vest as of the date of grant, one third (1/3) of the shares (rounded to the nearest share) subject to the option shall vest after the company is profitable for two consecutive quarters and the remaining shares subject to the option shall vest when the company achieves a $5,000,000 annual run rate.

(5) Vesting: one third (1/3) of the shares (rounded to the nearest share) subject to the option shall vest after the company is profitable for two consecutive quarters; one third (1/3) of the shares (rounded to the nearest share) subject to the option shall vest when the company achieves a $5,000,000 annual run rate and 1/108 of the shares subject to the option shall vest each month for 36 months.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Mark A. Samuels exercised options to purchase 53,572 shares at $0.21 per share in 2005. No other named executive officers exercised options in 2005. The following table lists each of the named executive officers and the fiscal year end number and value of exercisable and unexercisable options:

Fiscal 2005 Year-End Option/SAR Values

	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options/SARs at 12/31/05 (#)		Value of Unexercised In-the-Money Options/SARs at 12/31/05 ($) (1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mark A. Samuels	53,572	11,250	336,532	447,755	0	0
William D. Arthur, III	0	0	209,755	351,245	0	0
Mark L. Faupel	0	0	156,985	83,015	0	0
Walter Pavlicek	0	0	69,353	37,647	167	333
Richard L. Fowler	0	0	124,804	21,625	100	200

----------------

(1) Based on a value of $0.25 per share, which was the last reported sale price of the common stock on December 31, 2005.

Change of Control Arrangements

We have a compensatory arrangement with our named executive officers that will result from a change of control of SpectRx, as described below. Under the stock option agreements with each of our executive officers named in the summary compensation table, upon a change of control, all options held by the officer will vest immediately. The board committee that administers the stock option plan may provide, by giving at least 30 days prior written notice, that all options will terminate if not exercised in connection with or before the change of control or, if provision is made for assumption of the options, permit the optionee to elect to accept the assumed options. Additionally, after a change of control, if the optionee's employment is terminated due to a reduction of responsibility, required relocation or other similar action, the executive officer will be entitled to receive, as specified in the agreement for each executive officer, three month's severance (in the case of Messrs. Faupel, Pavlicek and Fowler) or twelve month's severance (in the case of Mr. Samuels), which may be paid either as a lump sum or as a salary continuation, at our option. Generally, a change of control occurs upon an acquisition by any person or group in excess of 50% of our voting securities, a replacement of more than one-half of the members of our board of directors that is not approved by a majority of the members who were on the board before the transaction, the merger of SpectRx with or into another entity unless the holders of our securities before the transaction continue to hold a majority of our securities after the transaction, or the consolidation or sale of all or substantially all of our assets.

REPORT OF THE COMPENSATION COMMITTEE

The following report is provided to stockholders by the members of the compensation committee of the board of directors:

The compensation committee is responsible for making recommendations to the board of directors concerning salaries and incentive compensation for employees of and consultants to SpectRx. The compensation committee also has the authority and power to grant stock options to SpectRx's employees and consultants.

The goals of SpectRx's compensation policies are to align executive compensation with business objectives and corporate performance, and to attract and retain executives who contribute to the long-term success and value of SpectRx. We operate under the following principles to achieve these compensation goals:

We pay competitively for experienced, highly-skilled executives:

SpectRx operates in the competitive and rapidly changing medical device industry. Executive base compensation is targeted to the salary range paid to comparable executives in companies of similar size, location, and with comparable responsibilities. The individual executive's salary is reviewed annually based on individual performance, corporate performance, and the relative compensation of the individual when compared to the salary ranges of executives in other companies with similar responsibilities.

We reward executives for superior performance:

The committee believes that a substantial portion of each executive's compensation should be in the form of bonuses. Executive bonuses are based on a combination of individual performance and the attainment of corporate goals. Individual performance goals are based on specific objectives that must be met in order for SpectRx to achieve its corporate goals. In order to attract and retain executives who are qualified to excel in the medical device industry, performance in excess of the corporate goals results in higher bonuses.

We strive to align long-term stockholder and executive interests:

In order to align the long-term interests of executives with those of stockholders, SpectRx grants key employees, and particularly executives, options to purchase stock. Options are granted at an exercise price equal to the closing price of one share of SpectRx's common stock on the date of grant and will provide value only when the price of the common stock increases above the exercise price. Options are subject to vesting provisions designed to encourage executives to remain employed by SpectRx. Additional options are granted from time to time based on individual performance and the prior level of grants.

Compensation of Mark Samuels, Chairman and Chief Executive Officer

During 2005, the compensation of Mr. Samuels was determined by applying the same principles discussed above, which are also used to determine compensation and bonuses for all executive officers. In order to preserve cash, Mr. Samuels elected to receive some of his approved compensation as deferred compensation. Mr. Samuels did not receive a bonus in 2005. Mr. Samuel's compensation for 2005 is listed in the summary compensation table above.

Summary

The compensation committee believes that our compensation policy, as practiced to date by the compensation committee and the board, has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. Our compensation policy will evolve over time as SpectRx attempts to achieve the many short-term goals it faces while maintaining its focus on building long-term stockholder value through technological leadership and development and expansion of the market for SpectRx's products.

Respectfully submitted,

William E. Zachary, Jr., Chairman

Christopher F. Monahan

The above compensation committee report will not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor will this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

REPORT OF THE AUDIT COMMITTEE

The following report is provided to stockholders by the members of the audit committee of the board of directors:

The board of directors of SpectRx has adopted a written audit committee charter. All members of the audit committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

The audit committee has reviewed and discussed with SpectRx's management and Eisner LLP, SpectRx's independent registered public accounting firm for the fiscal year ended December 31, 2005, the audited financial statements of SpectRx contained in its annual report to stockholders for the year ended December 31, 2005. The audit committee has also discussed with SpectRx's independent registered public accounting firm the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, Codification of Statements on Auditing Standards, Communication with Audit Committees.

The audit committee has received and reviewed the written disclosures and the letter from Eisner LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Eisner LLP its independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in SpectRx's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission.

Respectfully submitted,

Christopher F. Monahan, Chairman

William E. Zachary, Jr.

The information contained in the report of the audit committee will not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor will this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

PERFORMANCE GRAPH

The graph below shows a comparison of total stockholder return for holders of our common stock from December 31, 2001 through December 31, 2005 compared with the Nasdaq Stock Market and the Nasdaq Medical Devices Index. This graph is presented pursuant to Securities and Exchange Commission rules and assumes all dividends have been reinvested in common stock. We believe that, while total stockholder return can be an important indicator of corporate performance, the prices of medical device stocks like SpectRx's are subject to a number of market-related factors other than our performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other medical device stocks.

120
100
80
60
40
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0
Dec-01
Dec-02
Dec-03
Dec-04
Dec-05
NASDAQ
Russell 3000 Index
SpectRx

The information contained in the stock performance graph will not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor will this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

PROPOSAL NO. 2
APPROVAL OF AMENDMENTS TO THE
1995 STOCK PLAN, AS AMENDED

SpectRx stockholders are being asked to approve amendments to the SpectRx, Inc. 1995 Stock Plan to increase the number of shares available under the plan by 599,000 shares and to provide that no optionee shall be granted, in any fiscal year of SpectRx, options to purchase more than 600,000 shares. The board believes that extending the term of the plan and adding these shares to the plan is in the best interest of SpectRx because the additional shares are needed to attract and retain key personnel whose efforts are critical to SpectRx's success. If the amendment is not approved, it is less likely that SpectRx will be able to maintain its current level of staff willing to work under the salary deferral status that is currently required from time to time in order to preserve cash resources. In addition, other personnel, not subject to salary deferral, may require substantial increases in salary if existing equity compensation is not sufficient to compensate for the uncertainty associated with our operations.

A summary description of the plan is set forth below. The full text of the amendment is attached to this proxy statement as Appendix 1.

Summary of the 1995 Stock Plan

General. The board of directors adopted the plan on April 28, 1995, and the stockholders initially approved the plan on February 9, 1996. The purpose of the plan is to attract and retain the best available personnel for positions of substantial responsibility with SpectRx, to provide additional incentive to the employees and consultants of SpectRx and to promote the success of SpectRx's business.

Number of Shares Available Under the Plan. As of December 31, 2005, a total of 20,236 shares of common stock remained available for issuance under the plan and shares were subject to options and stock purchase rights outstanding as of that date. On November 1, 2005, the board approved an amendment to the plan, subject to stockholders' approval, increasing the number of shares available under the plan by 599,000 and the board also approved the issuance of 500,000 additional options, subject to shareholder approval. Once theses amendments are approved by SpectRx stockholders, a total of 119,236 options will remain available.

Subject to stockholders' approval, the board of directors issued a total of 500,000 options as listed below to the following individuals. Because the balance of 99,000 shares has not been awarded, it is not possible to estimate the number of shares that may be issued to our directors, officers and employees:

Name and Position	Number of Units
Mark Samuels, CEO & CFO	335,000
William D. Arthur, III, President & COO	150,000
Mark Faupel, EVP and CTO	15,000
Walter Pavlicek, VP	0
Richard Fowler, VP	0
Executive Group	500,000
Non-Executive Director Group	0
Non-Executive Officer Employee Group	0

Administration. The plan may generally be administered by the board or a committee of the board, which has the power to determine the terms of the options or stock purchase rights granted, including the number of shares issuable upon exercise of each option or stock purchase right, the exercisability of the options and the form of consideration payable upon exercise. In addition, the administrator of the plan has the authority to reduce the exercise price of any option to the then current fair market value of the common stock in the event of a price decline after the date of grant.

Eligibility. Nonstatutory stock options and stock purchase rights may be granted to employees and consultants of SpectRx and its subsidiaries, and incentive stock options may be granted only to employees. For purposes of the plan, employees include officers and directors who are also employed by SpectRx, and consultants include directors. There are about 35 persons eligible to participate in the plan.

Options. The exercise price of nonstatutory stock options granted under the plan may not be less than 85% of the fair market value of the common stock on the date of grant, and the term of these options may not exceed 10 years. The exercise price of incentive stock options granted under the plan must be at least equal to 100% of the fair market value of the common stock on the date of grant, and the term of these options may not exceed ten years. With respect to any optionee who owns stock constituting more than 10% of the voting power of all classes of SpectRx's outstanding capital stock, the exercise price must equal at least 110% of the fair market value of the common stock on the grant date, and the term of these options may not exceed five years.

Limitations. The original 1995 Stock Plan provided that no optionee could be granted an option to purchase more than 500,000 shares in any fiscal year. On November 1, 2005, the board approved an amendment to the plan, subject to stockholders' approval, recommending that no optionee could be granted an option to purchase more than 600,000 shares in any fiscal year. Notwithstanding this limit, however, in connection with his or her initial service, an optionee may be granted an option to purchase up to an additional 500,000 shares, which will not count against the yearly limit set forth in the previous sentence.

An optionee generally must exercise an option granted under the stock plan at the time set forth in the optionee's option agreement after termination of the optionee's status as an employee or consultant. Generally, in the case of the optionee's termination by death or disability, the option will remain exercisable for twelve months. In all other cases, the option will remain exercisable for a period of time of at least 30 days. However, an option may never be exercised later than the expiration of the option's term.

Stock Purchase Rights. The board of directors or its committee, as administrator of the plan, determines the exercise price of stock purchase rights granted under the stock plan and the time by which the purchaser must accept the offer, which time may not exceed 30 days from the date of grant. Unless the administrator determines otherwise, a purchaser will be required to enter into a restricted stock purchase agreement which grants to SpectRx a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with SpectRx for any reason, including death or disability. The purchase price for shares repurchased pursuant to a restricted stock purchase agreement will generally be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to SpectRx. The repurchase option will lapse at a rate determined by the administrator.

Transferability. Except as otherwise determined by the administrator, an optionee generally may not transfer options and stock purchase rights granted under the plan, and only the optionee may exercise an option and stock purchase right during his or her lifetime.

Adjustments Upon Changes in Capitalization. In the event that the stock of SpectRx changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of SpectRx effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the plan, and the exercise price of any such outstanding option or stock purchase right.

In connection with a merger of SpectRx with or into another corporation, each outstanding option or stock purchase right may be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee will have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In this event, the administrator will notify the optionee that the option or stock purchase right is fully exercisable for 15 days from the date of the notice and that the option or stock purchase right terminates upon expiration of this period.

Amendment and Termination of the Stock Plan. The board may at any time amend or terminate the stock plan. However, SpectRx will obtain stockholder approval for any amendment to the plan to the extent necessary and desirable to comply with applicable law. No such action by the board or stockholders may alter or impair any option or stock purchaser right previously granted under the plan without the consent of the optionee. Assuming stockholder approval of the amendment, unless terminated earlier, the stock plan will terminate in 2015.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences of specified transactions under the stock plan based on federal income tax laws in effect on January 1, 2006. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of those shares is made by the optionee within two years after the date of grant or within one year after the transfer of those shares to the optionee, then upon sale of the shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares acquired upon the exercise of an incentive stock option are disposed of before the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of those shares at the time of exercise (or, if less, the amount realized on the disposition of those shares if a sale or exchange) over the option price paid for the shares. Any further gain or loss realized by the participant generally will be taxed as a long-term or short-term capital gain or loss, depending on the holding period.

Nonstatutory Stock Options. In general: (i) no income will be recognized by an optionee at the time a nonstatutory stock option is granted; (ii) at the time of exercise of a nonstatutory stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonstatutory stock options, appreciation or depreciation in value of the shares after the date of exercise will be treated as a long-term or short-term capital gain or loss, depending on the holding period.

Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, to the extent a purchaser enters into a restricted stock purchase agreement, the shares acquired upon purchase generally will be treated as restricted stock subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code. As a result substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the shares are no longer subject to a substantial risk of forfeiture, which will occur when SpectRx's right of repurchase lapses. The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the shares on the date the shares are no longer subject to any right of repurchase.

The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing within thirty days of the purchase an election pursuant to Section 83(b) of the Internal Revenue Code. In this event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the shares on the date of purchase, and the capital gain holding period commences on this date.

Tax Consequences to SpectRx

To the extent that an optionee or purchaser recognizes ordinary income in the circumstances described above, SpectRx or the subsidiary for which the optionee or purchaser performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Vote Required

The affirmative vote of the majority of the votes cast will be required to approve the amendments to the 1995 Stock Plan to extend the term and increase the number of shares available for grant.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of out-standing options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,515,608	$2.45	20,236
Equity compensation plans not approved by security holders	500,000	$0.26	99,000
TOTAL	3,015,608	$2.09	119,236

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCK-HOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE 1995 STOCK PLAN.

PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Eisner LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2006 and recommends that the stockholders ratify this selection. This firm has audited our financial statements since 2003. In the event of a negative vote, the board of directors will reconsider its selection. Representatives of Eisner LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required

The affirmative vote of the majority of the votes cast will be required to ratify the appointment of Eisner LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote the shares represented by proxy as they, acting in their sole discretion, may determine.

WE WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2005, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO STOCKHOLDER RELATIONS, SPECTRX, INC., 4955 AVALON RIDGE PARKWAY, SUITE 300, NORCROSS, GEORGIA 30071.

THE BOARD OF DIRECTORS

Dated: May 4, 2006

Appendix 1

2005 AMENDMENTS TO THE SPECTRX, INC.
1995 STOCK PLAN, AS AMENDED

WHEREAS, the SpectRx, Inc. 1995 Stock Plan (the "Plan") was approved by the stockholders of SpectRx, Inc. on February 9, 1996;

WHEREAS, the board of directors of SpectRx finds that it is in the best interest of SpectRx and its stockholders to amend the Plan to increase the number of shares available by 599,000 and to state that no optionee shall be granted, in any fiscal year of the Company, options to purchase more than 600,000 shares; and

WHEREAS, the board has approved the amendment in accordance with the provisions of section 15 of the Plan, subject to approval by the stockholders of SpectRx at the 2006 annual meeting of stockholders;

NOW THEREFORE, the Plan is hereby amended, effective as of November 1, 2005, subject to approval of the stockholders of SpectRx, as follows:

1.The first paragraph of section 3 of the Plan is amended to read as follows:

"3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of shares, which may be subject to option and sold under the Plan is 3,527,572 shares. The shares may be authorized but unissued, or reacquired common stock."

2. Section 6(i) of the Plan is amended to read as follows:

"6(i). Limitations. No Optionee shall be granted, in any fiscal year of the Company, Options to purchase more than 600,000 Shares."

3. Except as amended by amendment, the Plan shall remain in full force and effect.

Executed in Norcross, Georgia as of November 1, 2005

SPECTRX, INC.

By:  /s/ William D. Arthur, III

President, COO & Secretary

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECTRX, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD May 25, 2006

The undersigned stockholder of SPECTRX, INC., a Delaware corporation, acknowledges receipt of the notice of annual meeting of stockholders and proxy statement, each dated May 4, 2006 and hereby appoints Mark A. Samuels and William D. Arthur, III and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 annual meeting to be held on May 25, 2006 at 10:00 a.m. local time, at the office of SpectRx, Inc., 4955 Avalon Ridge Parkway, Suite 300, Norcross, Georgia 30071 and at any adjournment or adjournments of the annual meeting, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. ELECTION OF DIRECTORS:

☐ FOR all nominees listed below ☐ WITHHOLD

Mark A. Samuels, William E. Zachary, Jr., Christopher F. Monahan, William D. Arthur, III, and John E. Imhoff

Except, for vote withheld from the following nominee(s):

___________________________

2. PROPOSAL TO APPROVE AND ADOPT THE AMENDMENTS TO THE SPECTRX, INC. 1995 STOCK PLAN, AS AMENDED, INCREASING THE NUMBER OF SHARES AVAILABLE FOR GRANT BY 599,000 AND PROVIDING THAT NO OPTIONEE SHALL BE GRANTED, IN ANY FISCAL YEAR, OPTIONS TO PURCHASE MORE THAN 600,000 SHARES:

☐ FOR  ☐ AGAINST ☐ ABSTAIN

3. RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF SPECTRX FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006:

☐ FOR  ☐ AGAINST ☐ ABSTAIN

In their discretion, the proxies will vote upon any other matter or matters, which may properly come before the annual meeting or any adjournment or adjournments of the annual meeting.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, THE APPROVAL OF THE AMENDMENTS TO THE 1995 STOCK PLAN AND THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND IN THE DISCRETION OF THE DESIGNATED PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Dated:_____________, 2006

______________________________

Signature

______________________________

Signature

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears on this proxy, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)